As filed with the Securities and Exchange Commission on June 29, 2010

Registration No. 333-167635

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL CROSSING LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	4813	98-0407042
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(For Co-Registrants, see “Table of Co-Registrants” on the following page)

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John B. McShane

Executive Vice President and General Counsel

Global Crossing Limited

Wessex House

45 Reid Street

Hamilton HM12, Bermuda

(441) 296-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis D. Lamont

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022

(212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Address, including zip code, and telephone number, including area code, of Co-Registrant’s principal executive offices	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Global Crossing Holdings Limited	(1)	Bermuda	98-0407045
Atlantic Crossing Ltd.	(1)	Bermuda	98-0167636
Global Crossing Asia Holdings Ltd.	(1)	Bermuda	*
Global Crossing Australia Holdings Ltd.	(1)	Bermuda	*
Global Crossing Network Center Ltd.	(1)	Bermuda	*
Global Crossing International, Ltd.	(1)	Bermuda	98-0193017
Old GMS Holdings Ltd.	(1)	Bermuda	*
South American Crossing Holdings Ltd.	(1)	Bermuda	*
Global Crossing International Networks Ltd.	(1)	Bermuda	*
GC Crystal Holdings Ltd.	(1)	Bermuda	*
PAC Panama Ltd.	(1)	Bermuda	*
Global Crossing Telecommunications–Canada, Ltd.	(2)	Canada (Federal)	*
Ameritel Management, Inc.	(3)	Canada (Federal)	*
Global Crossing Hong Kong Limited	(4)	Hong Kong Special Administrative Region	*
Fibernet Holdings Limited	(5)	England and Wales	*
Global Crossing (Bidco) Limited	(5)	England and Wales	*
Global Crossing Europe Limited	(5)	England and Wales	*
Global Crossing Financial Markets Limited	(5)	England and Wales	*
Pan American Crossing UK Ltd.	(5)	England and Wales	*
GC Impsat Holdings I Plc.	(5)	England and Wales	98-0643145
GC Impsat Holdings II Limited	(5)	England and Wales	*
GC Impsat Holdings III Limited	(5)	England and Wales	*
GC Pan European Crossing UK Limited	(5)	England and Wales	*
Racal Telecommunications, Inc.	(6)	Delaware	65-0782799
International Optical Network, L.L.C.	(6)	Delaware	13-3979526
Global Crossing Bandwidth, Inc.	(6)	California	77-0228804
Global Crossing North America, Inc.	(6)	New York	16-0613330
Global Crossing Development Co.	(6)	Delaware	95-4670902
Global Crossing Employee Services Inc.	(6)	Delaware	94-3328185
Global Crossing Local Services, Inc.	(6)	Michigan	38-3273802
Global Crossing North American Holdings, Inc.	(6)	Delaware	52-2288471
Global Crossing North American Networks, Inc.	(6)	Delaware	16-1194420
Global Crossing Telecommunications, Inc.	(6)	Michigan	36-3098226
ALC Communications Corporation	(6)	Delaware	38-2643582
Budget Call Long Distance, Inc.	(6)	Delaware	47-0755311
GT Landing II Corp.	(6)	Delaware	02-0555657

Exact Name of Co-Registrant as Specified in its Charter	Address, including zip code, and telephone number, including area code, of Co-Registrant’s principal executive offices	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Global Crossing Telemanagement, Inc.	(6)	Wisconsin	39-1423549
Global Crossing Telemanagement VA, LLC	(6)	Virginia	16-1543620
Impsat Fiber Networks, Inc.	(7)	Delaware	52-1910372
Global Crossing Americas Solutions, Inc.	(8)	Delaware	65-0600569
Global Crossing Australia Pty Limited	(9)	Australia	*
Global Crossing Japan KK	(10)	Japan	*
Global Crossing Singapore Pte. Ltd.	(11)	Singapore	*
SAC Brasil Holding Ltda.	(12)	Brazil	*
SAC Brasil S.A.	(12)	Brazil	*
Impsat Participacoes e Comercial Ltda.	(13)	Brazil	*
Global Crossing Comunicacoes do Brasil Ltda.	(13)	Brazil	*
Global Crossing Chile S.A.	(14)	Chile	*
Global Crossing Servicios, S. de R.L. de C.V.	(15)	Mexico	*
Global Crossing Mexicana, S. de R.L. de C.V.	(15)	Mexico	*
Global Crossing Mexicana, II S. de R.L. de C.V.	(15)	Mexico	*
SAC Panama S.A.	(16)	Panama	*
Global Crossing Panama Inc.	(17)	Panama	*
Telecom Infrastructure Hardware S.R.L.	(18)	Peru	*
Global Crossing Peru S.A.	(19)	Peru	*
GC St. Croix Company, Inc.	(20)	U.S. Virgin Islands	66-0575696
Global Crossing Costa Rica, S.R.L.	(21)	Costa Rica	*
Global Crossing Comunicaciones Ecuador S.A.	(22)	Ecuador	*
Global Crossing Venezuela S.A.	(23)	Venezuela	*
Fibernet GmbH	(24)	Germany	*
Global Crossing PEC Deutschland GmbH	(24)	Germany	*
Global Crossing Ireland Limited	(25)	Ireland	*
Global Crossing Services Europe Limited	(25)	Ireland	*
Global Crossing Services Ireland Limited	(25)	Ireland	*
Global Crossing PEC Luxembourg I s.à.r.l.	(26)	Luxembourg	*
Global Crossing PEC Luxembourg II s.à.r.l.	(26)	Luxembourg	*
Global Crossing PEC España S.A.	(27)	Spain	*
GC IMPSAT Holdings Nederland B.V.	(28)	The Netherlands	*
Global Crossing PEC Holdings B.V.	(29)	The Netherlands	*
GC Pan European Crossing Networks B.V.	(29)	The Netherlands	*
Global Crossing PEC Nederland B.V.	(29)	The Netherlands	*
Global Crossing Nederland B.V.	(29)	The Netherlands	*
Global Crossing Belgie b.v.b.a.†	(30)	Belgium	*
Global Crossing PEC Belgium b.v.b.a.	(30)	Belgium	*
Global Crossing Cyprus Holdings Limited	(31)	Cyprus	*
Global Crossing PEC Danmark A.p.S.	(32)	Denmark	*
Global Crossing Sverige AB	(33)	Sweden	*
Global Crossing PEC Switzerland AG	(34)	Switzerland	*

(1)	The address of the principal executive offices of the registrant is Wessex House, 1st floor, 45 Reid Street, Hamilton HM12, Bermuda, telephone (441) 296-8600.
(2)	The address of the principal executive offices of the registrant is Commerce Court West, 199 Bay Street, Suite 2800, Toronto, Ontario, Canada M5L 1A9, telephone (416) 863-2400.
(3)	The address of the principal executive offices of the registrant is 595 Burrard Street, Three Bentall Centre, Suite 2600, P.O. Box 49314, Vancouver, British Columbia, Canada V7X 1L3, telephone (604) 631-3300.
(4)	The address of the principal executive offices of the registrant is 601 Prince’s Bldg., Chater Road, Central, Hong Kong, telephone (852) 3512-5838.
(5)	The address of the principal executive offices of the registrant is 1 London Bridge, London SE1 9BG, United Kingdom, telephone (44) 845-000-1000.
(6)	The address of the principal executive offices of the registrant is 225 Kenneth Drive, Rochester, New York 14623-4277, telephone (585) 255-1100.
(7)	The address of the principal executive offices of the registrant is Elvira Rawson de Dellepiane 150, Piso 8, C1107BCA, Buenos Aires, Argentina, telephone (5411) 5170-0000.
(8)	The address of the principal executive offices of the registrant is 701 Waterford Way, Suite 390, Miami, FL 33126, telephone (305) 808-5934.
(9)	The address of the principal executive offices of the registrant is Suite 21A, Level 4, 33 MacMahon St., Hurtsville, NSW 2220, Australia, telephone (61 2) 9225-5306.

(10)	The address of the principal executive offices of the registrant is Pier West Square, 11-8, Tskuda 1-chome, Chuo-ku, Tokyo, Japan, telephone (81 3) 5645-8089.
(11)	The address of the principal executive offices of the registrant is 80 Raffles Place, #33-00, UOB Plaza 048624, Singapore, telephone (65) 6225-2626.
(12)	The address of the principal executive offices of the registrant is Av. Pedro II 329 Sao Cristovao Rio de Janeiro, rio 20941-070 Brazil, telephone (55 21) 3957-2100.
(13)	The address of the principal executive offices of the registrant is 666 Eid Mansur Av., Parque Sao George, City of Cotia, Sao Paulo, Brazil, telephone (55 11) 3957-2200.
(14)	The address of the principal executive offices of the registrant is Av Kennedy 5732, 802 Torre Poniente Las Condes, Santiago, Chile, telephone (56 2) 422-5900.
(15)	The address of the principal executive offices of the registrant is Lago Zurich 96 Col. Granada Miguel Hidalgo Mexico D.F. Mexico, telephone (52 55) 2581-6270.
(16)	The address of the principal executive offices of the registrant is Avenida Arnulfo Arias Madrid a un costado de Cable & Wireless, Balboa, Ancon Panama, telephone (507) 314-0324.
(17)	The address of the principal executive offices of the registrant is Avenida Arnulfo Arias y Calle Remon Levy Balboa, Edificio No. 851 Panama City, Panama, telephone (507) 324-0324.
(18)	The address of the principal executive offices of the registrant is Carretera Panamericana Sur Km 20.4 Villa del Salvador, Lima, Peru, telephone (51 5) 295-7400.
(19)	The address of the principal executive offices of the registrant is Av. Manuel Olguin 359 Urb., Santiago de Sucro, Lima Peru, telephone (51 1) 705-5700.
(20)	The address of the principal executive offices of the registrant is 14A Norre Gade St. Thomas, U.S. Virgin Islands, telephone (305) 808-6007.
(21)	The address of the principal executive offices of the registrant is Sabana Norte, Edificio Torre La Sabana, Piso Siete, San Jose, Costa Rica, telephone 305-808-6007.
(22)	The address of the principal executive offices of the registrant is Calle Juan Diaz N37-111, Urbanizacion Iñaquito Alto, Quito, Ecuador, telephone (593 2) 226-4101.
(23)	The address of the principal executive offices of the registrant is Calle 7, Zona 1, Manzana B-2, Sector Sur—Edificio—Edificio Impsat, La Urbina, Caracas, Venezuela, telephone (58 212) 243-5044.
(24)	The address of the principal executive offices of the registrant is Kleyerstrasse, 82 D-60326, Frankfurt am Main, Germany, telephone (49 69) 71373-400.
(25)	The address of the principal executive offices of the registrant is Fourth Floor, The Sweepstakes Centre, No. 3, Ballsbridge, Dublin 4, Ireland, telephone (353 1) 618-8787.
(26)	The address of the principal executive offices of the registrant is 208 Val des Bons Malades, L-2121 Luxembourg-Kirchberg, Grand Duchy of Luxembourg, telephone (352) 262-0451.
(27)	The address of the principal executive offices of the registrant is O´Donnell street, 10, 4º Derecha, 28009 Madrid, Spain, telephone (34 91) 369-14-14.
(28)	The address of the principal executive offices of the registrant is Prins Bernhardplein 200, 1097 JB, Amsterdam, The Netherlands, telephone (31 35) 655-6575.
(29)	The address of the principal executive offices of the registrant is Gooimeer 3-15, 1411 DC Naarden, The Netherlands, telephone (31 35) 655-6575.
(30)	The address of the principal executive offices of the registrant is Kouterveldstraat 15, B-1831 Diegem, Belgium, telephone (32 2) 275-51-11.
(31)	The address of the principal executive offices of the registrant is Diagorou, 2 Era House 11th Floor, P.C. 1097 Nicosia, Cyprus, telephone (357 22) 817830.
(32)	The address of the principal executive offices of the registrant is Gladsaxe Ringvej 11, 2860 Søborg, Denmark, telephone (45) 4346-3333.
(33)	The address of the principal executive offices of the registrant is Mejerivagen 6, Stockholm 11743, Sweden, telephone (46 8) 503-20-502.
(34)	The address of the principal executive offices of the registrant is Rautistrasse 77, CH-8048 Zurich, Switzerland, telephone (41 44) 497-1900.
†	The registrant is currently in liquidation.
*	The registrant currently does not have an I.R.S. employer identification number.

Address, including zip code, and telephone number, including area code, of each Co-Registrant’s agent for service is c/o Global Crossing Limited, 45 Reid Street, Hamilton HM12, Bermuda, and the name of each Co-Registrant’s agent for service is John B. McShane, Executive Vice President and General Counsel, Global Crossing Limited.

The Primary Standard Industrial Classification Code Number for each Co-Registrant is 4813.

EXPLANATORY NOTE

On June 18, 2010, we filed a registration statement on Form S-4 (File No. 333-167635) (the “Registration Statement”), with respect to our offer to exchange $750,000,000 principal amount of our 12% Senior Secured Notes due 2015 for new 12% Senior Secured Notes due 2015. This Amendment No. 1 to the Registration Statement (“Amendment No. 1”) is being filed solely for the purpose of filing Exhibits 5.1 through 5.29, Exhibits 23.2 through 23.30 and Exhibits 99.1 through 99.4 to the Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted, and this Amendment No. 1 consists only of the facing page, this Explanatory Note, and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following summarizes certain arrangements by which controlling persons, directors and officers of Global Crossing Limited (“GCL”) and its subsidiaries (GCL and each subsidiary, a “Registrant”) are indemnified against liability which they may incur in their capacities as such.

GCL has entered into indemnity agreements with each member of its board of directors or of the Executive Committee of such Board. The indemnity agreements provide that, subject to any limitations of the Companies Act, GCL will indemnify such persons against all liabilities, losses, damages or expenses incurred by such person in connection with his acting as a member of such body. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to the indemnity agreement shall be paid by GCL in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

GCL and/or various subsidiaries also have entered into indemnity agreements with certain directors and officers of certain co-Registrants. These agreements generally provide that each such indemnified person will be indemnified to the fullest extent permitted by applicable law against all liabilities, losses, damages or expenses incurred or suffered by such person arising from or in connection with his acting in his capacity as a director or officer (except if the action is in bad faith or opposed to the best interests of the applicable Registrant).

GCL maintains directors’ and officers’ liability insurance policies covering indemnified losses of each indemnified person. The policies provide up to $50 million in director, officer and entity-level coverage and up to an additional $15 million in coverage for directors and officers only.

The following summarizes certain indemnification rights provided for in the applicable statutes and constituent documents of the Registrants. These summaries are qualified in their entirety by reference to the complete text of the statutes and the constituent documents referred to below.

Global Crossing Limited and Co-Registrants

Global Crossing Limited

Atlantic Crossing Ltd.

Global Crossing International Networks Ltd.

Global Crossing Asia Holdings Ltd.

Global Crossing Australia Holdings Ltd.

Global Crossing Holdings Limited

Global Crossing International, Ltd.

Global Crossing Network Center Ltd.

South American Crossing Holdings Ltd.

PAC Panama Ltd.

Old GMS Ltd.

GC Crystal Holdings Ltd.

The bye-laws of Global Crossing Limited (“GCL”) and each of the Bermuda subsidiary guarantors listed above provide that each of their respective officers, directors and certain other persons shall be indemnified and held harmless out of the funds of the respective company to the fullest extent provided by Bermuda law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such party which arise from or in connection with actions or inactions of the indemnified person while acting in such capacity; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Bermuda Companies Act of 1981 (the “Companies Act”) as in effect from time to time in Bermuda. The bye-laws of each of GCL and the subsidiary guarantors also provide that such persons shall be indemnified for costs of defense of civil and criminal proceedings and, other than Global Crossing International, Ltd. and Atlantic Crossing Ltd., for advancement of expenses in connection with indemnified activities and proceedings. The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in a company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

Global Crossing Australia Pty Limited

The constitution of Global Crossing Australia Pty Limited (“GC Australia”) provides that each of its officers (including executive officers and former officers of the company or of its related bodies corporate as the directors in each case determine), directors, alternate directors and, if the directors so determine, any auditor or former auditor of the company or its related bodies corporate (each a Party) shall be indemnified on a full indemnity basis and to the full extent permitted by Australian law against all losses, liabilities, costs, charges and expenses incurred by a Party as an officer of the company, (including without limitation liability for negligence and reasonable legal costs), provided that such indemnification shall not extend to any matter which is not allowed pursuant to the Corporations Act (Cth) 2001 (Corporations Act) as in effect from time to time in Australia. Any liability (other than for legal costs) which is a liability to GC Australia or any of its related bodies corporate, is a liability for a pecuniary penalty order under section 1317G of the Corporations Act or a compensation order under section 1317H of the Corporations Act, or arises out of conduct of the Party which was not in good faith, or which involves wilful misconduct, gross negligence, reckless misbehaviour or fraud (together, the Limitations on Liability) is excluded from the indemnity given by GC Australia. This is consistent with the Corporations Act. The indemnity for legal costs incurred by a Party in defending an action does not operate if costs are incurred in defending or resisting proceedings in which the Party is found liable under the Limitations on Liability, in defending or resisting criminal proceedings in which the Party is found guilty, and in defending or resisting proceedings brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established. Legal costs are also not covered in connection with proceedings for relief to the Party under the Corporations Act in which the court denies the relief.

The constitution of GC Australia provides that GC Australia may, to the extent permitted by law, purchase and maintain insurance or pay or agree to pay a premium for insurance for each Party against any liability incurred by that Party, including but not limited to, negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal. However, the Corporations Act also provides that a company or related body corporate must not pay a premium for insurance for a Party against liability arising out of a wilful breach of duty in relation to the company, or improper use of a position or information to gain personal advantage for themselves or someone else, or cause detriment to the corporation. The constitution also provides that indemnity does not extend to any amount in respect of which the indemnity would otherwise be illegal, void, unenforceable or not permitted by law, and does not operate in respect of any liability of a Party to the extent that liability is covered by insurance. These indemnities are enforceable without a Party having first incurred any expense, and are a continuing obligation even though a Party may have ceased to be an officer of the company or any of its related bodies corporate.

Global Crossing Telecommunications-Canada, Ltd./Télécommunications Global Crossing-Canada, Ltée

Ameritel Management, Inc.

(each individually, a “Canadian Registrant”)

The by-laws of Global Crossing Telecommunications-Canada, Ltd./ Télécommunications Global Crossing-Canada, Ltée and Ameritel Management, Inc. provide that, subject to the Canadian Business Corporations Act, the Canadian Registrant shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Canadian Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Canadian Registrant, or other entity. The Canadian Registrant shall not indemnify an individual unless the individual (a) acted honestly and in good faith with a view to the best interests of the Canadian Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Canadian Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Furthermore, each Canadian Registrant is party to a unanimous shareholder declaration which relieves directors of their duties and liabilities and causes such duties and liabilities to be assumed by its sole shareholder. The shareholder has agreed to indemnify and save harmless the directors and their heirs and legal representatives from and against all costs, charges and expenses, including all amounts paid to settle any action or satisfy any judgment reasonably incurred by or on behalf of the directors in respect of any civil, criminal, administrative, investigative or other proceeding to which the directors are made a party (or any such proceeding that might be threatened and in respect of which the directors are threatened to be made a party) by reason of the directors being or having been directors and, if applicable, officers of the Canadian Registrant

Global Crossing Cyprus Holding Limited

Article 19 of Global Crossing Cyprus Holding Limited’s Memorandum of Association provides that directors or officers of the company shall be indemnified out of the assets of the company against losses or liabilities they may incur in the execution of their duties including liability incurred in defending civil or criminal proceedings in which they have judgements in their favour or in which they are acquitted or in connection with an application under Section 383 of the Companies Law CAP 113 in which relief is granted by the court and the director or officer shall not be liable for any loss to the company in execution of his duties, subject to Section 197 of the Companies Law.

Section 383 provides that if in any proceedings for negligence, default, breach of duty or breach of trust against an officer of the company it appears to the court that the officer is or may be liable for negligence, default, breach of duty or breach of trust, but he has acted honestly and reasonably and having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused, the court may relieve him wholly or in part on terms which the court thinks fit. The officer himself could apply for relief to the court is he apprehends that such claim may be made against him.

Section 197 of Companies Law provides that any provision in the Articles of Association of a company or in any contract with the company or otherwise exempting any officer from any liability in respect of negligence, default, breach of duty or breach of trust of which he may be guilty or indemnifying him against such liability is void but this section is subject to Section 383 described above and also this section shall not operate to deprive such officer of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force.

Global Crossing PEC Deutschland GmbH

Fibernet GmbH

(each individually, a “German Guarantor”)

Due to the absence of contractual indemnities for the managing directors of Global Crossing PEC Deutschland GmbH and Fibernet GmbH (collectively the (“German Guarantors”), they may be indemnified on the basis of German law only.

Under German law a managing director of a German Guarantor shall be entitled to claim indemnification from a shareholder of a German Guarantor in the event that the managing director will be liable for a business-destroying intervention (existenzvernichtender Eingriff) jointly with the shareholder provided that the shareholder has instructed the managing director to the action or omission resulting into the business-destroying intervention.

Following the German legal principles regarding the “mandate and contract for the management of the affairs of another” and in particular sec. 670 of the German Civil Code (BGB), a German Guarantor will be obliged to make reimbursement of all expenses (Aufwendungen) incurred by a managing director for the purpose of performing a mandate on behalf of the respective German Guarantor that the managing director lawfully considered to be necessary in the circumstances.

The managing directors may also be entitled to ask for indemnification by a German Guarantor pursuant to sect. 426 (1) BGB in case of joint liability with the German Guarantor vis-à-vis third parties, provided that the managing director has not violated any of his/her obligations towards the German Guarantor. The same principles apply in case of a joint and several liability of two or more managing directors among themselves. In case of a joint liability of a managing director and the respective German Guarantor vis-à-vis the German tax authorities for any tax payments, the managing director is entitled to ask for indemnification by the German Guarantor in respect to the primary tax obligation but excluding any fine for late payment. The right to ask for such indemnification does not exist, however, if and to the extent the managing director and the German Guarantor would be liable based on tort (sect. 823 to 853, 31 BGB).

Global Crossing Hong Kong Limited

The articles of association of Global Crossing Hong Kong Limited (“GCHK”) provide that every Director, alternate Director, auditor, Secretary or other officer of the Company shall be entitled to be indemnified by GCHK against all costs, charges, losses, expenses and liabilities incurred by him as such Director, alternate Director, auditor, Secretary or other officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 358 of the Companies Ordinance (Chapter 32 of the laws of Hong Kong) (the “Ordinance”) in which relief is granted to him by the Hong Kong court. The aforesaid indemnity is permitted under Section 165(2) of the Ordinance.

Section 358(1) of the Ordinance provides that if in any proceeding for negligence, default, breach of duty, or breach of trust against a person to whom Section 358 applies it appears to the Hong Kong court hearing the case that that person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as that court may think fit.

Global Crossing Ireland Limited

Global Crossing Services Europe Limited

Global Crossing Services Ireland Limited

(each individually, an “Irish Registrant”)

The constitutive documents of each Irish Registrant provide that every director, managing director, agent, auditor, secretary or other officer of the Irish Registrant shall be entitled to be indemnified out of the assets of the Irish Registrant against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 391 of the Companies Act 1963 (the Act) in which relief is granted to him by the Court and no director or other officer shall be liable for any loss, damage or misfortune which may happen to be incurred by the Irish Registrant in the execution of the duties of his office or in relation thereto. Such provisions are expressed to only have effect insofar as they are not avoided by Section 200 of the Act.

Section 200 of the Act provides that any provision whether contained in the Irish Registrant’s constitutive documents or in any contract which has the effect of exempting or indemnifying company officers from any liability in respect of any negligence, default, breach of duty or breach of trust shall be void; however Section 200 of the Act permits the Irish Registrant to indemnify any officer or auditor as set out in its constitutive documents against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 391 of the Act or Section 42 of the Companies (Amendment) Act, 1983 in which relief is granted to him by the court.

Global Crossing Japan KK

As the general rule under the Companies Act, a director’s liability to the company may not be discharged without the consent of all shareholders (including those shareholders who have no voting rights); provided, the Companies Act allows a director’s liability for damages caused to the company by his/her negligence or by intent in the performance of his/her duties (the “Breach of Duty”), to be discharged or limited under certain circumstances where there is (i) a resolution of general meeting of shareholders; (ii) a resolution of board of directors pursuant to the articles of incorporation; or (iii) a contract which limits liabilities of an outside director entered into pursuant to the articles of incorporation. The Companies Act does not have specific provision for discharging or limiting a director’s liability to third parties.

A director may be excused from his/her liabilities to Global Crossing Japan KK (“GCJ”) with the consent of all shareholders (including those shareholders who have no voting rights). It should be noted, however, that even with the consent of all of the shareholders excusing liability, there are instances where liability may be excused only to the extent of the amount legally distributable at the time of the act in question.

A director’s liability to GCJ for Breach of Duty (except for the liability of a director who entered into a direct conflict transaction on his/her own behalf) may be excused up to the Minimum Liability Amount (calculated pursuant to a formula in the Company Act) by the resolution of a general meeting of shareholders, if the director had no knowledge of the unlawfulness of his/her act(s) and was not grossly negligent in the performance of his/her duties.

A director of a company with statutory auditors can be released from his/her liability for Breach of Duty (with the exception of liability where a director has entered into a direct conflict-type transaction on his/her own behalf) up to the Minimum Liability Amount by the resolution of the board of directors, if so provided in the articles of incorporation of the company. However, there is no such provision in the Articles of Incorporation of GCJ.

The liability for Breach of Duty of an outside director (except for liability where an outside director has entered into a direct conflict-type transaction on his/her own behalf) may be limited if the company, whose articles of incorporation so provides, enters into a contract with an outside director pursuant to the provision of the articles of incorporation to limit such outside director’s liability for Breach of Duty to: (a) an amount that the company has determined in advance within the scope of the amount prescribed by the articles of incorporation or (b) the minimum liability amount, whichever is larger, provided that the outside director had no knowledge of the unlawfulness of his/her act and was not grossly negligent in performing his/her duties. However, the Articles of Incorporation of GCJ does not have such provision allowing GCJ to enter into such contract.

Global Crossing Mexicana, S. de R.L. de C.V.

Global Crossing Mexicana II, S. de R.L. de C.V.

Global Crossing Servicios, S. de R.L. de C.V.

The by-laws of each of these companies provide that the members of the board of directors, non-member secretary, and other relevant officers, agents or employees shall be indemnified and hold safe and harmless by each of the companies, respectively, against all legal actions started against said individuals for acts lawfully carried out in the pursuance of their duties. These indemnifications include all legal fees and expenses as well as the possibility for the companies to carry out advanced payments, in case that the officers of employees agree to return any such amounts to the companies, respectively, in case that it is resolved at the end of the procedure that he or she did not have the right to be indemnified.

These indemnifications do not include the possibility to be indemnified for any act carried out in fraud of the companies or under any other conduct standard not acceptable to the companies.

Global Crossing Panama, Inc.

SAC Panama, S.A.

Global Crossing Panama, Inc. and SAC Panama, S.A. are companies incorporated and subject to the Laws of the Republic of Panama. Law 32 of 1927 and the Code of Commerce which regulate corporations do not require companies to indemnify its directors and/or officers for any liabilities incurred in the course of their duties or due to their office and services to the company.

The Memorandum of Incorporation of both Global Crossing Panama, Inc. and SAC Panama, S.A., however, includes language indicating that, except for fraud, each company shall indemnify its own directors, officers and agents in the event of any action, claim, proceedings or lawsuit, either judicial or extrajudicial, in which such person is involved for reason of the office held with the company.

Telecom Infrastructure Hardware S.R.L.

The by-laws of the Peruvian entity Telecom Infrastructure Hardware S.R.L. (“TIH”) do not expressly provide that any of its officers of TIH or any other persons shall be indemnified and held harmless out of the funds of TIH against any liabilities, losses, damages or expenses incurred or suffered by such party which arise from or in connection with actions or inactions of such person while acting in such capacity.

Peruvian Law does not have any specific provision about indemnification of officers and directors, so this matter will be governed by the general principles applying to damages. Peruvian Civil Code provides that agreements for limiting or exempting liability will be null and void when dealing with liability resulting of wishful misconduct or gross negligence. Peruvian Companies Act provides that any provision, whether contained in the company’s by-laws or in a contract or arrangement between the company and an officer or director, indemnifying an officer or director against any liability which would attach to him in respect of his fraud or dishonesty will be void. Peruvian Companies Act also considers void any shareholders meeting or board meeting resolution holding harmless any manager against future claims.

Global Crossing Peru S.A.

The by-laws of Global Crossing Peru (“GCP”) do not expressly provide that any of its directors, officers or any other persons shall be indemnified and held harmless out of the funds of GCP against any liabilities, losses, damages or expenses incurred or suffered by such party which arise from or in connection with actions or inactions of such person while acting in such capacity.

Peruvian Law does not have any specific provision about indemnification of officers and directors, so this matter will be governed by the general principles applying to damages. Peruvian Civil Code provides that agreements for limiting or exempting liability will be null and void when dealing with liability resulting of wishful misconduct or gross negligence. Peruvian Companies Act provides that any provision, whether contained in the company’s by-laws or in a contract or arrangement between the company and an officer or director, indemnifying an officer or director against any liability which would attach to him in respect of his fraud or dishonesty will be void. Peruvian Companies Act also considers void any shareholders meeting or board meeting resolution holding harmless any manager against future claims.

Global Crossing Singapore Pte. Ltd.

The Articles of Association of Global Crossing Singapore Pte. Ltd. (“GC Singapore”) provide that subject to the provisions of and so far as may be permitted by the Singapore Companies Act (Chapter 50) (the “Act”), every director, manager, secretary and other officer or servant of the company shall be indemnified by the company again, and it shall be the duty of the directors out of the funds of the company to pay, all costs, losses and expenses which any such officer or servant may incur or become liable to incur by reason of any contract entered into or act or deed done by him as such officer or servant or in any way in the discharge of his duties, including reasonable hotel, travelling and other expenses. The Act provides that any provision, whether in the articles or in any contract with a company or otherwise, for exempting any officer or auditor of the company from, or indemnifying him against, any liability which by law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company, shall be void.

Racal Telecommunications, Inc.

Impsat Fiber Networks, Inc.

Global Crossing Americas Solutions, Inc.

GT Landing II Corp.

Budget Call Long Distance, Inc.

ALC Communications Corporation

Global Crossing North American Holdings, Inc.

Global Crossing North American Networks, Inc.

Global Crossing Employee Services Inc.

Global Crossing Development Co.

Section 145 of the General Corporation Law of the State of Delaware (the “DCGL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 145 of the DGCL also permits a corporation to purchase and maintain, on behalf of any director, officer, employee or agent of a corporation insurance against liabilities incurred in such capacities. In addition, Section 145 of the DGCL permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit, or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for improper payment of dividends or redemptions of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

The certificate of incorporation of each Delaware corporate Registrant (other than Global Crossing North American Networks, Inc. and Racal Telecommunications, Inc.) provides that, to the fullest extent permitted by the DGCL, such Registrant’s directors will not be personally liable to such Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. The certificate of incorporation of each of ALC Communications Corporation, Budget Call Long Distance, Inc., GT Landing II Corp., and Racal Telecommunications, Inc. also generally provides for the indemnification of such Registrant’s directors and officers to the fullest extent permitted by the DGCL.

The bylaws of each Delaware corporate Registrant provides that such Registrant’s directors will not be personally liable to such Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors, except (1) for any breach of the director’s duty of loyalty to such Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) for any matter in respect of which such director is liable under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

The bylaws of each Delaware corporate Registrant also provides for the indemnification of each person who was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of such Registrant or, while a director or officer of such Registrant, is or was serving at the request of such Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, employee benefit plan, trust or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and such Registrant may enter into agreements with any such person for the purpose of providing for such indemnification.

International Optical Network, L.L.C.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DLLCA prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The limited liability company agreement of the Delaware limited liability company Registrant provides that, to no manager, officer or employee shall be liable to any member or to such Registrant by reason of the actions of such person in the conduct of the business of such Registrant except for criminal acts, fraud, bad faith, gross negligence or willful misconduct. The limited liability company agreement also provides that such Registrant shall indemnify, hold harmless, and pay all judgments and claims against any member of the board of managers or any officer or employee of such Registrant relating to any liability or damage incurred by any such person by reason of any act performed or omitted to be performed by such person in connection with the business of such Registrant, except that no person shall be indemnified from any liability for fraud, bad faith, gross negligence or willful misconduct.

Global Crossing Bandwidth, Inc.

Section 317 of the General Corporation Law of California (the “GCLC”) sets forth the provisions pertaining to the indemnification of corporate “agents.” For purposes of this law, an agent is any person who is or was a director, officer, employee or other agent of a California corporation, or is or was serving at the request of a California corporation in such capacity with respect to any other corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or other agent of a predecessor corporation of such California corporation or of another enterprise at the request of such predecessor corporation. Section 317 mandates a California corporation’s indemnification of agents where the agent’s defense of a proceeding is successful on the merits. In other cases, Section 317 allows a California corporation to indemnify agents for expenses (including amounts paid to defend, settle or otherwise dispose of a threatened or pending action, subject in some cases to court approval) if such agents acted in good faith and in a manner such agents believed to be in the best interests of such company, and if the indemnification is authorized by (1) a majority vote of a quorum of such company’s boards of directors consisting of directors who are not party to the proceedings; (2) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (3) the court in which the proceeding is or was pending upon application by certain designated parties. Under certain circumstances, a California corporation can indemnify an agent even when the agent is found liable. Section 317 also allows a California corporation to advance expenses to their agents for certain actions upon receiving an undertaking by the agent that he or she will reimburse such company if the agent is found liable.

The certificate of incorporation of the California corporate Registrant provides that the liability of the directors of such Registrant for monetary damages is eliminated to the fullest extent permissible under California law. The certificate of incorporation also provides that such Registrant is authorized to provide indemnification of agents (as defined in Section 317 of the GCLC) through bylaw provisions, by agreement or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the GCLC, subject to the limits on such excess indemnification set forth in Section 204 of the GCLC.

The bylaws of the California corporate Registrant provide that such Registrant, to the full extent authorized by law, (1) will indemnify any person made, or threatened to be made, a party in any action by reason of the fact that he, his testator or intestate, is or was a director, officer o employee of such Registrant, or is or was serving at the request of such Registrant as a director, officer or employee of any other corporation of any type or kind, domestic or foreign, any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, if such director, officer or employee acted in a manner consistent with such indemnification under the GCLC. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by such Registrant in advance of final disposition of such action upon the terms and conditions required by the GCLC.

The bylaws of the California corporate Registrant also provides that, unless ordered by a court, such Registrant will indemnify any claim, issue or matter as to which such person has met the standard of conduct required by the GCLC as follows: (1) by such Registrant’s board of directors acting by a majority vote of a quorum consisting of directors who are not party to such action, suit or proceeding; (2) if a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders of such Registrant.

Global Crossing North America, Inc.

Article 7, Sections 721-726 of the New York Business Corporation Law (the “NYBCL”) provides for the indemnification and advancement of expenses to officers and directors for actions in their capacity as such. Under the NYBCL, a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers. Indemnification and advancement pursuant to the NYBCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled.

The certificate of incorporation of the New York corporate Registrant provides that the personal liability of the directors of such Registrant is eliminated to the fullest extent permitted by paragraph (b) of Section 402 of the NBCL.

The bylaws of the New York corporate Registrant provide that such Registrant, to the full extent permitted and in the manner required by the laws of the State of New York, (1) will indemnify any person (and their heirs and legal representatives of such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by or in the right of such Registrant to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of such Registrant served in any capacity at the request of such Registrant, by reason of the fact that such director or officer, or such director’s or officer’s testator or intestate, was a director or officer of such Registrant or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, and (2) will provide to any such person (and the heirs and legal representatives of such person) advances for expenses incurred in pursuing such action or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent required by, Section 725(a) of the NBCL.

Global Crossing Local Services, Inc.

Global Crossing Telecommunications, Inc.

The By-Laws of both Global Crossing Local Services, Inc., a Michigan corporation (“GCLSI”), and Global Crossing Telecommunications, Inc., a Michigan corporation (“Telecommunications”), each provide that its respective officers, directors and certain other persons shall be indemnified and held harmless out of the funds of GCLSI or Telecommunications, as applicable, to the fullest extent provided by Michigan law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such party which arise from or in connection with actions or inactions of the indemnified person while acting in such individual’s official corporate capacity; provided that such indemnification shall not (i) extend to any matter which would render it void pursuant to the Michigan Business Corporations Act (the “Michigan Act”) as in effect from time to time in Michigan or (ii) apply to the extent the liability was incurred because a director or officer breached or failed to perform a duty he/she owes to GCLSI or Telecommunications, as applicable, and the breach or failure to perform constitutes (a) a willful failure to deal fairly with GCLSI or Telecommunications, as applicable, or their respective shareholders in connection with the matter in which such director or officer has a material conflict of interest, (b) a violation of criminal law, unless such director or officer had reasonable cause to believe his/her conduct was lawful or no reasonable cause to believe his/her conduct was unlawful, (c) a transaction from which such director or officer derived an improper personal profit, or (d) willful misconduct. Each of the By-Laws of GCLSI and Telecommunications also provide that such persons shall be indemnified for costs of defense of civil and criminal proceedings and for advancement of expenses in connection with indemnified activities and proceedings. The Michigan Act provides that a Michigan corporation shall, unless otherwise limited by the Articles of Incorporation of GCLSI or Telecommunications, as applicable, indemnify such corporation’s directors and officers, if such officer or director has been successful on the merits, with respect to any loss arising or liability attaching to them as a result of any liability incurred by an officer or director because such individual was an officer or director of GCLSI or Telecommunications, as applicable, provided that the liability was incurred (i) as a result of such individual acting in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of GCLSI or Telecommunications or their shareholders, and (ii) with respect to a criminal action or proceeding, if such individual had no reasonable cause to believe his or her conduct was unlawful.

Global Crossing Telemanagement, Inc.

The By-Laws of Global Crossing Telemanagement, Inc., a Wisconsin corporation (“Telemanagement”), provide that its officers, directors and certain other persons shall be indemnified and held harmless out of the funds of Telemanagement to the fullest extent provided by Wisconsin law against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such party which arise from or in connection with actions or inactions of the indemnified person while acting in such individual’s official corporate capacity; provided that such indemnification shall not (i) extend to any matter which would render it void pursuant to the Wisconsin Business Corporation Law (the “Wisconsin Act”) as in effect from time to time in Wisconsin or (ii) apply to the extent the liability was incurred because a director or officer breached or failed to perform a duty he/she owes to Telemanagement and the breach or failure to perform constitutes (a) a willful failure to deal fairly with Telemanagement or its shareholders in connection with the matter in which such director or officer has a material conflict of interest, (b) a violation of criminal law, unless such director or officer had reasonable cause to believe his/her conduct was lawful or no reasonable cause to believe his/her conduct was unlawful, (c) a transaction from which such director or officer derived an improper personal profit, or (d) willful misconduct (the foregoing events described in items (a)–(d) being collectively referred to as the “Non-Liability Events”). The By-Laws also provide that such persons shall be indemnified for costs of defense of civil and criminal proceedings and for advancement of expenses in connection with indemnified activities and proceedings. The Wisconsin Act provides that a Wisconsin corporation shall, unless otherwise limited by the Articles of Incorporation of Telemanagement, indemnify its directors and officers, if such officer or director has been successful on the merits, with respect to any loss arising or liability attaching to them as a result of any liability incurred by an officer or director because such individual was an officer or director of Telemanagement, provided that the liability was not incurred as a result of a Non-Liability Event.

Global Crossing Telemanagement VA, LLC

The Articles of Organization of Global Crossing Telemanagement VA, LLC, as amended, do not provide that its officers, directors, members, management or any other third parties shall be indemnified and held harmless out of the funds of such Virginia limited liability company against any liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by such party which arise from or in connection with actions or inactions of that person while acting in such capacity. The limited liability company has no bylaws or operating agreement governing the activities of the organization. There is no Virginia statutory or common law right to indemnification extended to officers, directors, members or managers of a limited liability company.

G.C. St. Croix Company, Inc.

The Articles of Incorporation of G.C. St. Croix Company, Inc. (“GCSTC”), a corporation formed under the laws of the U.S. Virgin Islands, provide that GCSTC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of GCSTC, or is or was serving at the request of GCSTC as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding. This indemnity is in turn authorized by the Virgin Islands General Corporation Law, Title 13, Section 67a (“Section 67a”). The indemnity provided in the Articles of Incorporation, as authorized by Section 67a, requires that the party to be indemnified acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the GCSTC and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. However, as required by Section 67a, the Articles of Incorporation also provided that no indemnification shall be made where the person in question has been adjudged to be liable for negligence or misconduct in the performance of his duty to GCSTC, unless and only to the extent that a court determines that that, despite the adjudication of liability, such person is nevertheless entitled to indemnity.

Fibernet Holdings Limited

Global Crossing (Bidco) Limited

Global Crossing Europe Limited

Global Crossing Financial Markets Limited

GC Pan European Crossing UK Limited

Pan American Crossing UK Ltd.

GC IMPSAT Holdings I plc

GC IMPSAT Holdings II Limited

GC IMPSAT Holdings III Limited

(together, the “English Guarantors”)

General

As companies incorporated in England and Wales, the English Guarantors are subject to, where applicable, the Companies Act 1985 (the “CA 1985”) and/or the Companies Act 2006 (the “CA 2006”). In addition to the provisions set out below, please also refer to Chapter 7 (Directors’ Liabilities) of the CA 2006 as set out below (Chapter 7 of the Companies Act 2006).

The articles of association of each of the English Guarantors provide that, subject to the provisions of the CA 2006, each of their respective directors, other officers and auditors shall be indemnified against all costs, charges, expenses, losses or liabilities incurred by them in the execution of their duties of office or otherwise relating to their office, including liabilities incurred by them in defending any proceedings, whether civil or criminal, in which judgment is given in their favour, or in which they are acquitted or in connection with any application in which relief is granted to them by the court. Please note that the above statement is a summary of the indemnity provision as set out in articles of association of each of the English Guarantors (which are set out in greater detail below).

The articles of association of Global Crossing Europe Limited, GC Pan European Crossing UK Limited and Pan American Crossing UK Limited also provide that such companies may purchase and maintain insurance for any of their directors, other officers or auditors against any liabilities which may attach to by them. Please note that the above statement is a summary of the insurance provision as set out in articles of association of the applicable English Guarantors (which are set out in greater detail below).

Global Crossing Europe Limited and Pan American Crossing UK Ltd

Article 13 (Indemnity) of the articles of association of Global Crossing Europe Limited and Pan European Crossing UK Ltd provide as follows:

(a)	“Every director or other officer or auditor of the company shall be indemnified out of the assets of the company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the CA 1985 in which relief is granted to him by the court and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the company in the execution of the duties of his office or in relation thereto. But this article shall only have effect in so far as its provisions are not avoided by Section 310 of the CA 1985.

(b)	The directors shall have power to purchase and maintain for any director, officer or auditor of the company insurance against any such liability as is referred to in Section 310(1) of the CA 1985.

(c)	Clause 118 in Table A shall not apply to the company.”

Global Crossing Financial Markets Limited

Article 12 (Indemnity) of the articles of association of Global Crossing Financial Markets Limited provides as follows:

“Subject to the provisions of the CA 1985 and in addition to such indemnity as is contained in Clause 118 of Table A, every director, officer or official of the Company shall be entitled to be indemnified out of the assets of the company against all losses or liabilities incurred by him in or about the execution and discharge of the duties of his office.”

Clause 118 of Table A of the CA 1985 provides as follows (“Table A Indemnity”):

“Subject to the provisions of the CA 1985 but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.”

GC Pan European Crossing UK Limited

Articles 37 and 38 (Indemnity) of the articles of association of GC Pan European Crossing UK Limited provides as follows:

“37. Subject to the provisions of the CA 1985, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the company must be indemnified out of the assets of the company against all costs charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

(d)	defending proceedings (whether civil or criminal in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part; or

(e)	in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

38. The directors may exercise all the powers of the company to purchase and maintain insurance for the benefit of a person who is or was:

(a)	an director, alternate director, secretary or auditor of the company or of a company which is or was a subsidiary undertaking of the company or in which the company has or had an interest whether direct or indirect; or
(b)	a trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

indemnifying him against liability for negligence, default, breach of trust or breach of duty or other liability which may lawfully be insured against by the company.”

GC IMPSAT Holdings I plc

Article 18 (Indemnity) of the articles of association of GC IMPSAT Holdings I plc provides as follows:

“In addition to the indemnity conferred by the Table A Indemnity and subject to the provisions of the CA 1985 every such person as is mentioned in the Table A Indemnity shall be entitled to be indemnified out of the assets of the company against all expenses, losses or liabilities incurred by him as agent of the company or for the company’s benefit or intended benefit or in or about the discharge or intended discharge of his duties in relation to the company.”

GC IMPSAT Holdings II Limited and GC IMPSAT Holdings III Limited

Article 17 (Indemnity) of the articles of association of GC IMPSAT Holdings II Limited and GC IMPSAT Holdings III Limited provides as follows:

“Subject to the provisions of the CA 1985, the company may purchase and maintain for any of the company’s directors, alternate directors, auditors, secretaries and other offices insurance against any liability which by virtue of any rule of law would otherwise attach to any such person in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company and (whether or not any such insurance is effected) every such person shall be entitled to be indemnified by the company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, that relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted by the Court. The Table A Indemnity shall not apply.”

Fibernet Holdings Limited, Global Crossing (Bidco) Limited

The articles of association of Fibernet Holdings Limited and Global Crossing (Bidco) Limited provide that the Table A Indemnity applies (as set out above).

Chapter 7 of the Companies Act 2006

Directors’ Liabilities

Provision protecting directors from liability

232 Provisions protecting directors from liability

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)	section 233 (provision of insurance),
(b)	section 234 (qualifying third party indemnity provision), or
(c)	section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233 Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234 Qualifying third party indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a)	any liability of the director to pay—
(i)	a fine imposed in criminal proceedings, or
(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)	any liability incurred by the director—
(i)	in defending criminal proceedings in which he is convicted, or
(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—

(a)	a conviction, judgment or refusal of relief becomes final—
(i)	if not appealed against, at the end of the period for bringing an appeal, or
(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)	an appeal is disposed of—
(i)	if it is determined and the period for bringing any further appeal has ended, or
(ii)	if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—

section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235 Qualifying pension scheme indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a)	any liability of the director to pay—
(i)	a fine imposed in criminal proceedings, or
(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—

(a)	a conviction becomes final—
(i)	if not appealed against, at the end of the period for bringing an appeal, or
(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b)	an appeal is disposed of—
(i)	if it is determined and the period for bringing any further appeal has ended, or
(ii)	if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.

236 Qualifying indemnity provision to be disclosed in directors’ report

(1) This section requires disclosure in the directors’ report of—

(a)	qualifying third party indemnity provision, and
(b)	qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision”.

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.

237 Copy of qualifying indemnity provision to be available for inspection

(1) This section has effect where qualifying indemnity provision is made for a director of a company, and applies—

(a)	to the company of which he is a director (whether the provision is made by that company or an associated company), and
(b)	where the provision is made by an associated company, to that company.

(2) That company or, as the case may be, each of them must keep available for inspection—

(a)	a copy of the qualifying indemnity provision, or
(b)	if the provision is not in writing, a written memorandum setting out its terms.

(3) The copy or memorandum must be kept available for inspection at—

(a)	the company’s registered office, or
(b)	a place specified in regulations under section 1136.

(4) The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

(5) The company must give notice to the registrar—

(a)	of the place at which the copy or memorandum is kept available for inspection, and
(b)	of any change in that place,

unless it has at all times been kept at the company’s registered office.

(6) If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the company who is in default.

(7) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(8) The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

(9) In this section “qualifying indemnity provision” means—

(a)	qualifying third party indemnity provision, and
(b)	qualifying pension scheme indemnity provision.

238 Right of member to inspect and request copy

(1) Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.

(2) Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum.

The copy must be provided within seven days after the request is received by the company.

(3) If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the company who is in default.

(4) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(5) In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.

Ratification of acts giving rise to liability

239 Ratification of acts of directors

(1) This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2) The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3) Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4) Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favour of the resolution by the director (if a member of the company) and any member connected with him. This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5) For the purposes of this section—

(a)	“conduct” includes acts and omissions;
(b)	“director” includes a former director;
(c)	a shadow director is treated as a director; and
(d)	in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6) Nothing in this section affects—

(a)	the validity of a decision taken by unanimous consent of the members of the company, or
(b)	any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7) This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

Other Co-Registrants

With respect to the following Registrants, there are no applicable statutes under local law or provisions under the applicable constituent documents with respect to indemnification of directors and officers.

Global Crossing België bvba (in liquidation)

Global Crossing PEC Belgium bvba

SAC Brasil Holding Ltda.

SAC Brasil S.A.

Impsat Participações e Comercial Ltda.

Global Crossing Coumunicações do Brasil Ltda.

Global Crossing Chile S.A.

Global Crossing Costa Rica, S.R.L.

Global Crossing PEC Danmark ApS

Global Crossing Comunicaciones Ecuador S.A.

Global Crossing PEC Luxembourg I s.à.r.l.

Global Crossing PEC Luxembourg II s.à.r.l.

GC IMPSAT Holdings Nederland B.V.

Global Crossing PEC Holdings B.V.

GC Pan European Crossing Networks B.V.

Global Crossing PEC Nederland B.V.

Global Crossing Nederland B.V.

Telecom Infrastructure Hardware S.R.L.

Global Crossing Peru S.A.

Global Crossing PEC España S.A.

Global Crossing Sverige AB

Global Crossing PEC Switzerland AG

Global Crossing Venezuela S.A.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere in this registration statement and is incorporated in this Item 21 by reference.

(b)	Financial Statement Schedules

VALUATION AND QUALIFYING ACCOUNTS

(in millions)

	Column A	Column B	Column C	Column D	Column E
	Balance at beginning of period	Additions		Deductions	Balance at end of period
		Charged to costs and expenses	Charged to other accounts
2009
Reserve for uncollectible accounts and sales credits	$58	$26	$2	$(36)	$50
Restructuring reserves	27	4	3	(9)	25
Deferred tax valuation allowance	2,294	20	—	(20)	2,294
2008
Reserve for uncollectible accounts and sales credits	$52	$27	$3	$(24)	$58
Restructuring reserves	37	3	4	(17)	27
Deferred tax valuation allowance	2,663	—	—	(369)	2,294
2007
Reserve for uncollectible accounts and sales credits	$43	$29	$8	$(28)	$52
Restructuring reserves	91	(30)	16	(40)	37
Deferred tax valuation allowance	2,532	9	122	—	2,663

Item 22.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

GLOBAL CROSSING LIMITED

By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Senior Vice President, Deputy General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* John J. Legere	Chief Executive Officer (principal executive officer)

* John A. Kritzmacher	Executive Vice President and Chief Financial Officer (principal financial officer)

* Robert A. Klug	Chief Accounting Officer (principal accounting officer)

* E.C. “Pete” Aldridge, Jr.	Director

* Archie Clemins	Director

* Donald L. Cromer	Director

* Richard R. Erkeneff	Director

Signature	Title

* Lee Theng Kiat	Director

* Charles Macaluso	Director

* Michael Rescoe	Director

* Robert J. Sachs	Director

* Peter Seah Lim Huat	Vice Chairman and Director

* Lodewijk Christiaan van Wachem	Chairman and Director

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Global Crossing Holdings Limited

Atlantic Crossing Ltd.

Global Crossing Asia Holdings Ltd.

Global Crossing Australia Holdings Ltd.

Global Crossing Network Center Ltd.

Global Crossing International, Ltd.

Old GMS Holdings Ltd.

South American Crossing Holdings Ltd.

Global Crossing International Networks Ltd.

GC Crystal Holdings Ltd.

PAC Panama Ltd.

By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Henry M. Godfrey	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Director; Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Global Crossing Telecommunications-Canada, Ltd.

By:	/ S / JOHN A. KRITZMACHER
John A. Kritzmacher
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / JOHN A. KRITZMACHER John A. Kritzmacher	President (principal executive officer, principal financial officer and principal accounting officer)

* Katia Desilles-Lemieux	Director

* Andrea D. Vabalis	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Ameritel Management, Inc.

By:	/ S / JOHN A. KRITZMACHER
John A. Kritzmacher
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* David R. Carey	President (principal executive officer)

/ S / JOHN A. KRITZMACHER John A. Kritzmacher	Chief Financial Officer (principal financial officer and principal accounting officer)

* Katia Desilles-Lemieux	Director

* Jocelyn M. Kelley	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Global Crossing Hong Kong Limited

By:	/ S / JON LYNDON FISSE
Jon Lyndon Fisse
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* John Robert Mulhearn, Jr.	Director

/ S / JON LYNDON FISSE Jon Lyndon Fisse	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Fibernet Holdings Limited Global Crossing Europe Limited Global Crossing Financial Markets Limited Pan American Crossing UK Ltd. GC Pan European Crossing UK Limited

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Matthew Gutierrez	Director

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Edward Higase	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing (Bidco) Limited

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Qamar Ul Arfeen Qadeer	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

GC Impsat Holdings I Plc

By:	/ S / JOHN A. KRITZMACHER
John A. Kritzmacher Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Jose Antonio Rios	Director

* David Roy Carey	Director

* John Buckhout McShane	Director

* Hector Roberto Alonso	Director

/ S / JOHN A. KRITZMACHER John A. Kritzmacher	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

GC Impsat Holdings II Plc GC Impsat Holdings III Plc

By:	/ S / JOHN A. KRITZMACHER
John A. Kritzmacher Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* David Roy Carey	Director

* John Buckhout McShane	Director

* Hector Roberto Alonso	Director

/ S / JOHN A. KRITZMACHER John A. Kritzmacher	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Racal Telecommunications, Inc.

International Optical Network, L.L.C.

Global Crossing Bandwidth, Inc.

Global Crossing North America, Inc.

Global Crossing Development Co.

Global Crossing Employee Services, Inc.

Global Crossing Local Services, Inc.

Global Crossing North American Holdings, Inc.

Global Crossing North American Networks, Inc.

Global Crossing Telecommunications, Inc.

ALC Communications Corporation

Budget Call Long Distance, Inc.

GT Landing II Corp.

Global Crossing Telemanagement, Inc.

Global Crossing Telemanagement VA, LLC

By:	/ S / JOHN A. KRITZMACHER
John A. Kritzmacher Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Daniel J. Enright	President (principal executive officer)

/ S / JOHN A. KRITZMACHER John A. Kritzmacher	Director; Chief Financial Officer (principal financial officer and principal accounting officer)

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Director

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Impsat Fiber Networks, Inc.

By:	/ S / JOHN A. KRITZMACHER
John A. Kritzmacher Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* David Roy Carey	Director

* John Buckhout McShane	Director

* Hector Roberto Alonso	Director; President (principal executive officer)

/ S / JOHN A. KRITZMACHER John A. Kritzmacher	Director; Chief Financial Officer (principal financial officer and principal accounting officer)

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Global Crossing Americas Solutions, Inc.

By:	/ S / JOHN A. KRITZMACHER
John A. Kritzmacher Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Fernando Marchetti	Director

* Johanna Ravelo	Director

* Hector Roberto Alonso	Director; President (principal executive officer)

/ S / JOHN A. KRITZMACHER John A. Kritzmacher	Director; Chief Financial Officer (principal financial officer and principal accounting officer)

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Global Crossing Australia Pty Limited

By:	/ S / JON LYNDON FISSE
Jon Lyndon Fisse Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* John Robert Mulhearn, Jr.	Director

/ S / JON LYNDON FISSE Jon Lyndon Fisse	Director

* Graham John Kelly	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Global Crossing Japan KK

By:	/ S / JON LYNDON FISSE
Jon Lyndon Fisse Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* John Robert Mulhearn, Jr.	Director

/ S / JON LYNDON FISSE Jon Lyndon Fisse	Director

* Ian Taylor	Representative Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 29, 2010.

Global Crossing Singapore Pte Ltd

By:	/ S / JON LYNDON FISSE
Jon Lyndon Fisse Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* John Robert Mulhearn, Jr.	Director

/ S / JON LYNDON FISSE Jon Lyndon Fisse	Director

Jacqueline Joelle Loke Mun-Tze	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Fibernet GmbH Global Crossing PEC Deutschland GmbH

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Sheela Cribbin	Director

* Qamar Ul Arfeen Qadeer	Director

* Isabel Janet Howson	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing Ireland Limited

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Qamar Ul Arfeen Qadeer	Director

* Isabel Janet Howson	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing Service Europe Limited Global Crossing Services Ireland Limited

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Qamar Ul Arfeen Qadeer	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing PEC Luxembourg I s.à r.l. Global Crossing PEC Luxembourg II s.à r.l

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Manager

By:	/ S / ARTHUR ESHUIS Arthur Eshuis Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Manager

/ S / ARTHUR ESHUIS Arthur Eshuis	Manager

Sylvia Infanger	Manager

* Kuy Ly Ang	Manager

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing PEC Espana S.A.

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Sheela Cribbin	Director

* Qamar Ul Arfeen Qadeer	Director

* Isabel Janet Howson	Director

* Roberto Begozzi	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

GC IMPSAT Holdings Nederland B.V.

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Shaun Gregory Tweed	Director

* Nicholas Alexander Spence	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing PEC Holdings B.V.

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Sheela Cribbin	Director

* Qamar Ul Arfeen Qadeer	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

GC Pan European Crossing Networks B.V. Global Crossing PEC Nederland B.V.

BY:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Sheela Cribbin	Director

* Qamar Ul Arfeen Qadeer	Director

* Isabel Janet Howson	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing Nederland B.V.

BY:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Sheela Cribbin	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naarden, The Netherlands, on June 29, 2010.

Global Crossing België b.v.b.a (in liquidation)

BY:	Global Crossing PEC Belgium b.v.b.a., its liquidator

BY:	/ S / ARTHUR ESHUIS
Arthur Eshuis
Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / ARTHUR ESHUIS Arthur Eshuis	Authorized representative of Global Crossing PEC Belgium b.v.b.a., liquidator of the registrant

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing PEC Belgium b.v.b.a.

BY:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Sheela Cribbin	Director

* Qamar Ul Arfeen Qadeer	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on June 29, 2010.

Global Crossing Cyprus Holdings Limited

BY:	/ S / QAMAR UL ARFEEN QADEER
Qamar Ul Arfeen Qadeer
Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Androulla Christophi	Director

/ S / QAMAR UL ARFEEN QADEER Qamar Ul Arfeen Qadeer	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing PEC Denmark A.p.S. Global Crossing Sverige AB

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Director

By:	/ S / QAMAR UL ARFEEN QADEER
Qamar Ul Arfeen Qadeer Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Director

* Sheela Cribbin	Director

/ S / QAMAR UL ARFEEN QADEER Qamar Ul Arfeen Qadeer	Director

* Hans Abildstrom	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on June 29, 2010.

Global Crossing PEC Switzerland AG

By:	/ S / BERNARD WILLIAM KEOGH
Bernard William Keogh Manager

By:	/ S / QAMAR UL ARFEEN QADEER
Qamar Ul Arfeen Qadeer Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Jurg Badertscher	Director

* Sheela Cribbin	Manager

/ S / QAMAR UL ARFEEN QADEER Qamar Ul Arfeen Qadeer	Manager

/ S / BERNARD WILLIAM KEOGH Bernard William Keogh	Manager

* Roberto Begozzi	Manager

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 29, 2010.

Telecom Infrastructure Hardware S.R.L.

By:	/ S / HECTOR ALONSO
Hector Alonso General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / HECTOR ALONSO Hector Alonso	General Manager (principal executive officer)

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 29, 2010.

G.C. St. Croix Company, Inc.

By:	/ S / HECTOR ALONSO
Hector Alonso President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / HECTOR ALONSO Hector Alonso	Director; President (principal executive officer)

* Johanna Ravelo	Director

* Fernando Marchetti Cersossimo	Director

* Edward Tucker	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santiago, Chile, on June 29, 2010.

Global Crossing Chile S.A.

By:	/ S / LEONARDO PATRICIO MIRANDA PAVEZ
Leonardo Patricio Miranda Pavez
General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Hector Alonso	Director

* Valeria Plastino	Director

* Lidia Galdames Riquelme	Director

* Facundo Castro Castellanos	Director

* Maria Josefina Queros Sadir	Director

/ S / LEONARDO PATRICIO MIRANDA PAVEZ Leonardo Patricio Miranda Pavez	General Manager (principal executive officer)

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 29, 2010.

Global Crossing Costa Rica S.R.L.

By:	/ S / HECTOR ALONSO
Hector Alonso
General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / HECTOR ALONSO Hector Alonso	General Manager (principal executive officer)

* Fernando Marchetti Cersossimo	Financial Manager (principal financial officer and principal accounting officer)

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 29, 2010.

Global Crossing Mexicana, S.de R.L. de C.V. Global Crossing Mexicana, II S.de R.L. de C.V. Global Crossing Servicios, S. de R.L. de C.V

By:	/ S / HECTOR ALONSO
Hector Alonso
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / HECTOR ALONSO Hector Alonso	Director; President (principal executive officer)

* Facundo Castro Castellanos	Director

* Johanna Ravelo	Director

* Francisco Eduardo Olivares Velver.	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lima, Peru, on June 29, 2010.

Global Crossing Peru S.A.

By:	/ S / HUGO ALDO GOMERO CESPEDES
Hugo Aldo Gomero Cespedes
General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

* Dante Julio Passalacqua Zegarra	Director

* Hector Alonso	Director

* Carlos Daniel Titotto	Director

/ S / HUGO ALDO GOMERO CESPEDES Hugo Aldo Gomero Cespedes	General Manager (principal executive officer)

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 29, 2010.

SAC Panama, S.A.

By:	/ S / HECTOR ALONSO
Hector Alonso President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / HECTOR ALONSO Hector Alonso	Director; President (principal executive officer)

* Johanna Ravelo	Director

* Fernando Marchetti	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caracas, Venezuela, on June 29, 2010.

Global Crossing Venezuela S.A.

By:	/ S / GISELA GOMEZ
Gisela Gomez President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / GISELA GOMEZ Gisela Gomez	Director; President (principal executive officer)

* Hector Alonso	Director

* Valeria Plastino	Director

* Jaime A. Pelaez Espinosa	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 29, 2010.

Global Crossing Comunicaciones Ecuador S.A.

By:	/ S / HECTOR ALONSO
Hector Alonso Executive President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / HECTOR ALONSO Hector Alonso	Executive President (principal executive officer)

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on June 29, 2010.

Global Crossing Panama Inc.

By:	/ S / HECTOR ALONSO
Hector Alonso President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / HECTOR ALONSO Hector Alonso	Director; President (principal executive officer)

* Johanna Ravelo	Director

* Fernando Marchetti	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sao Paulo, Brazil, on June 29, 2010.

SAC Brasil S.A.

By:	/ S / MIGUEL ORTIZ
Miguel Ortiz President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / MIGUEL ORTIZ Miguel Ortiz	Director

* Joao Leonardo da Silva Gomez Figueira	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sao Paulo, Brazil, on June 29, 2010.

Global Crossing Comunicacoes do Brasil Ltda. Impsat Participacoes e Comercial Ltda.

By:	/ S / JOAO LEONARDO S.G. FIGUEIRA
Joao Leonardo S.G. Figueira President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / JOAO LEONARDO S.G. FIGUEIRA Joao Leonardo S.G. Figueira	Director; President (principal executive officer)

* Marcos Malfatti	Director

* Miguel Ortiz	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

*By:	/ S / MITCHELL C. SUSSIS
Mitchell C. Sussis
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sao Paulo, Brazil, on June 29, 2010.

SAC Brasil Holding Ltda.

By:	/ S / JOAO LEONARDO DA SILVA GOMEZ FIGUEIRA
Joao Leonardo da Silva Gomez Figueira Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 29, 2010.

Signature	Title

/ S / JOAO LEONARDO DA SILVA GOMEZ FIGUEIRA Joao Leonardo da Silva Gomez Figueira	Director

/ S / MITCHELL C. SUSSIS Mitchell C. Sussis	Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Description

2.1

Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., Joint Provisional Liquidators of Global Crossing Ltd. and Global Crossing Holdings Ltd. (the “JPLs”), Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd., dated as of August 9, 2002 (incorporated by reference to Exhibit 2.12 of Global Crossing Ltd.’s 2001-2002 Annual Report on Form 10-K filed on December 8, 2003 (the “2002 10-K”)).

2.2

Amendment No. 1 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs, Singapore Technologies Telemedia Pte Ltd, and Hutchison Telecommunications Ltd., dated as of December 20, 2002 (incorporated by reference to Exhibit 2.13 of the 2002 10-K).

2.3

Amendment No. 2 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd, dated as of May 13, 2003 (incorporated by reference to Exhibit 2.14 of the 2002 10-K).

2.4

Amendment No. 3 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings, Ltd. and Singapore Technologies Telemedia Pte Ltd, dated as of October 13, 2003 (incorporated by reference to Exhibit 2.15 of the 2002 10-K).

2.5

Amendment No. 4 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd, dated as of November 14, 2003 (incorporated by reference to Exhibit 2.16 of the 2002 10-K).

2.6

Amendment No. 5 to Purchase Agreement among Global Crossing Ltd., Global Crossing Holdings Ltd., the JPLs and Singapore Technologies Telemedia Pte Ltd, dated as of December 3, 2003 (incorporated by reference to Exhibit 2.17 of the 2002 10-K).

2.7

Disclosure Statement, including Proposed Plan of Reorganization of Global Crossing Ltd., dated as of October 21, 2002 (incorporated by reference to Global Crossing Ltd.’s Current Report on Form 8-K, filed on October 28, 2002).

2.8

Confirmation Order, dated as of December 26, 2002, confirming Global Crossing Ltd.’s Joint Plan of Reorganization (incorporated by reference to Exhibit 99.2 to Global Crossing Ltd.’s Current Report on Form 8-K, filed on January 10, 2003).

2.9

Asset Purchase Agreement by and between Global Crossing Telecommunications, Inc. and Matrix Telecom, Inc. dated as of March 19, 2005 (incorporated by reference to Exhibit 2.9 to GCL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 10, 2005 (the “March 31, 2005 10-Q”)). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, Global Crossing Limited (“GCL”) hereby agrees to furnish a copy of any such instrument to the SEC upon request.)

2.10

Asset Purchase Agreement between Global Crossing Holdings Limited (“GCHL”) and WestCom Corporation, dated as of March 25, 2005 (incorporated by reference to Exhibit 2.10 to the March 31, 2005 10-Q). (The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Pursuant to this regulation, GCL hereby agrees to furnish a copy of any such instrument to the SEC upon request. GCL received approval of its request for confidential treatment with respect to portions of this Exhibit. An unredacted version of this Exhibit has been filed separately with the SEC.)

2.11

Agreement and Plan of Merger by and among GCL, GC Crystal Acquisition, Inc. (“GC Crystal”), and Impsat Fiber Networks, Inc. (“Impsat”), dated as of October 25, 2006 (incorporated by reference to Exhibit 2.1 to Impsat’s Current Report on Form 8-K, filed on October 30, 2006).

Exhibit Number	Description

2.12

Amendment to Agreement and Plan of Merger by and among GCL, GC Crystal, and Impsat, dated as of February 22, 2007 (incorporated by reference to Exhibit 2.1 to GCL’s Current Report on Form 8-K, filed on February 23, 2007).

2.13

Second Amendment to Agreement and Plan of Merger by and among GCL, GC Crystal, and Impsat, dated as of March 15, 2007 (incorporated by reference to Exhibit 2.13 of GCL’s 2006 Annual Report on Form 10-K, filed on March 16, 2007).

3.1	Amended and Restated Constitutional Documents of GCL (incorporated by reference to Exhibit 2.13 of GCL’s 2007 Annual Report on Form 10-K, filed on March 13, 2008 (the “2007 10-K”).

3.2	Certificate of Deposit of Memorandum of Increase of Share Capital, dated June 3, 2004 (incorporated by reference to Exhibit 3.2 of the 2007 10-K).

3.3	Certificate of Deposit of Memorandum of Increase of Share Capital, dated July 18, 2006 (incorporated by reference to Exhibit 3.3 of the 2007 10-K).

3.4	Certificate of Deposit of Memorandum of Increase of Share Capital, dated June 29, 2007 (incorporated by reference to Exhibit 3.4 of the 2007 10-K).

3.5	Amended and Restated Bye-Laws of GCL dated as of June 12, 2007 (incorporated by reference to Exhibit 3.5 of the 2007 10-K).

^3.6	Articles of Incorporation of Global Crossing Holdings Limited.

^3.7	Bye-laws of Global Crossing Holdings Limited.

^3.8	Articles of Incorporation of Atlantic Crossing Ltd.

^3.9	Bye-laws of Atlantic Crossing Ltd.

^3.10	Articles of Incorporation of Global Crossing Asia Holdings Ltd.

^3.11	Bye-laws of Global Crossing Asia Holdings Ltd.

^3.12	Articles of Incorporation of Global Crossing Australia Holdings Ltd.

^3.13	Bye-laws of Global Crossing Australia Holdings Ltd.

^3.14	Articles of Incorporation of Global Crossing Network Center Ltd.

^3.15	Bye-laws of Global Crossing Network Center Ltd.

^3.16	Articles of Incorporation of Global Crossing International, Ltd.

^3.17	Bye-laws of Global Crossing International, Ltd.

^3.18	Articles of Incorporation of Old GMS Holdings Ltd.

^3.19	Bye-laws of Old GMS Holdings Ltd.

^3.20	Articles of Incorporation of South American Crossing Holdings Ltd.

^3.21	Bye-laws of South American Crossing Holdings Ltd.

^3.22	Articles of Incorporation of Global Crossing International Networks Ltd.

^3.23	Bye-laws of Global Crossing International Networks Ltd.

^3.24	Articles of Incorporation of GC Crystal Holdings Ltd.

^3.25	Bye-laws of GC Crystal Holdings Ltd.

^3.26	Articles of Incorporation of PAC Panama Ltd.

^3.27	Bye-laws of PAC Panama Ltd.

^3.28	Articles of Amalgamation of Global Crossing Telecommunications–Canada, Ltd.

^3.29	Bylaws of Global Crossing Telecommunications–Canada, Ltd.

Exhibit Number	Description

^3.30	Articles of Continuance of Ameritel Management, Inc.

^3.31	Bylaws of Ameritel Management, Inc.

^3.32	Certificate of Incorporation of Global Crossing Hong Kong Limited.

^3.33	Articles of Association Global Crossing Hong Kong Limited.

^3.34	Certificate of Incorporation of Fibernet Holdings Limited.

^3.35	Memorandum and Articles of Association of Fibernet Holdings Limited.

^3.36	Certificate of Incorporation of Global Crossing (Bidco) Limited.

^3.37	Memorandum and Articles of Association of Global Crossing (Bidco) Limited.

^3.38	Certificate of Incorporation of Global Crossing Europe Limited.

^3.39	Memorandum and Articles of Association of Global Crossing Europe Limited.

^3.40	Certificate of Incorporation of Global Crossing Financial Markets Limited.

^3.41	Memorandum and Articles of Association of Global Crossing Financial Markets Limited.

^3.42	Certificate of Incorporation of Pan American Crossing UK Ltd.

^3.43	Memorandum and Articles of Association of Pan American Crossing UK Ltd.

^3.44	Certificate of Incorporation of GC Impsat Holdings I Plc.

^3.45	Memorandum and Articles of Association of GC Impsat Holdings I Plc.

^3.46	Certificate of Incorporation of GC Impsat Holdings II Limited

^3.47	Memorandum and Articles of Association of GC Impsat Holdings II Limited.

^3.48	Certificate of Incorporation of GC Impsat Holdings III Limited.

^3.49	Memorandum and Articles of Association of GC Impsat Holdings III Limited.

^3.50	Certificate of Incorporation of GC Pan European Crossing UK Limited.

^3.51	Memorandum and Articles of Association of GC Pan European Crossing UK Limited.

^3.52	Certificate of Incorporation of Racal Telecommunications, Inc.

^3.53	Bylaws of Racal Telecommunications, Inc.

^3.54	Certificate of Formation of International Optical Network, L.L.C.

^3.55	Operating Agreement of International Optical Network, L.L.C.

^3.56	Certificate of Agreement of Incorporation of Global Crossing Bandwidth, Inc.

^3.57	Bylaws of Global Crossing Bandwidth, Inc.

^3.58	Certificate of Incorporation of Global Crossing North America, Inc.

^3.59	Bylaws of Global Crossing North America, Inc.

^3.60	Certificate of Incorporation of Global Crossing Development Co.

^3.61	Bylaws of Global Crossing Development Co.

^3.62	Certificate of Incorporation of Global Crossing Employee Services Inc.

^3.63	Bylaws of Global Crossing Employee Services Inc.

^3.64	Certificate of Incorporation of Global Crossing Local Services, Inc.

^3.65	Bylaws of Global Crossing Local Services, Inc.

^3.66	Certificate of Incorporation of Global Crossing North American Holdings, Inc.

^3.67	Bylaws of Global Crossing North American Holdings, Inc.

Exhibit Number	Description

^3.68	Certificate of Incorporation of Global Crossing North American Networks, Inc.

^3.69	Bylaws of Global Crossing North American Networks, Inc.

^3.70	Certificate of Incorporation of Global Crossing Telecommunications, Inc.

^3.71	Bylaws of Global Crossing Telecommunications, Inc.

^3.72	Certificate of Incorporation of ALC Communications Corporation.

^3.73	Bylaws of ALC Communications Corporation.

^3.74	Certificate of Incorporation of Budget Call Long Distance, Inc.

^3.75	Bylaws of Budget Call Long Distance, Inc.

^3.76	Certificate of Incorporation of GT Landing II Corp.

^3.77	Certificate of GT Landing II Corp.

^3.78	Certificate of Incorporation of Global Crossing Telemanagement, Inc.

^3.79	Bylaws of Global Crossing Telemanagement, Inc.

^3.80	Certificate of Organization of Global Crossing Telemanagement VA, LLC.

^3.81	Amended and Restated Certificate of Incorporation of Impsat Fiber Networks, Inc.

^3.82	Amended and Restated Bylaws of Impsat Fiber Networks, Inc.

^3.83	Certificate of Incorporation of Global Crossing Americas Solutions, Inc.

^3.84	Bylaws of Global Crossing Americas Solutions, Inc.

^3.85	Certificate of Incorporation of Global Crossing Australia Pty Limited.

^3.86	Constitution of Global Crossing Australia Pty Limited.

^3.87	Articles of Incorporation of Global Crossing Japan KK.

^3.88	Memorandum and Articles of Association of Global Crossing Singapore Pte. Ltd.

^3.89	Bylaws of SAC Brasil Holding Ltda.

^3.90	Bylaws of SAC Brasil S.A.

^3.91	Bylaws of Impsat Participacoes e Comercial Ltda.

^3.92	Bylaws of Global Crossing Comunicacoes do Brasil Ltda.

^3.93	Bylaws of Global Crossing Chile S.A.

^3.94	Bylaws of Global Crossing Servicios, S. de R.L. de C.V.

^3.95	Bylaws of Global Crossing Mexicana, S. de R.L. de C.V.

^3.96	Bylaws of Global Crossing Mexicana, II S. de R.L. de C.V.

^3.97	Articles of Incorporation of SAC Panama S.A.

^3.98	Articles of Incorporation of Global Crossing Panama Inc.

^3.99	Bylaws of Telecom Infrastructure Hardware S.R.L.

^3.100	Bylaws of Global Crossing Peru S.A.

^3.101	Articles of Incorporation of GC St. Croix Company, Inc.

^3.102	Bylaws of GC St. Croix Company, Inc.

^3.103	Bylaws of Global Crossing Costa Rica, S.R.L.

^3.104	Bylaws of Global Crossing Comunicaciones Ecuador S.A.

^3.105	Bylaws of Global Crossing Venezuela S.A.

Exhibit Number	Description

^3.106	Articles of Incorporation of Fibernet GmbH.

^3.107	Articles of Incorporation of Global Crossing PEC Deutschland GmbH.

^3.108	Articles of Incorporation of Global Crossing Ireland Limited.

^3.109	Articles of Incorporation of Global Crossing Services Europe Limited.

^3.110	Articles of Incorporation of Global Crossing Services Ireland Limited.

^3.111	Articles of Incorporation of Global Crossing PEC Luxembourg I s.à.r.l.

^3.112	Articles of Incorporation of Global Crossing PEC Luxembourg II s.à.r.l.

^3.113	Articles of Incorporation of Global Crossing PEC España S.A.

^3.114	Articles of Incorporation of GC IMPSAT Holdings Nederland B.V.

^3.115	Articles of Incorporation of Global Crossing PEC Holdings B.V.

^3.116	Articles of Incorporation of GC Pan European Crossing Networks B.V.

^3.117	Articles of Incorporation of Global Crossing PEC Nederland B.V.

^3.118	Articles of Incorporation of Global Crossing Nederland B.V.

^3.119	Articles of Incorporation of Global Crossing Belgie b.v.b.a. (in liquidation)

^3.120	Articles of Incorporation of Global Crossing PEC Belgium b.v.b.a.

^3.121	Articles of Incorporation of Global Crossing Cyprus Holdings Limited.

^3.122	Articles of Incorporation of Global Crossing PEC Danmark A.p.S.

^3.123	Articles of Incorporation of Global Crossing Sverige AB.

^3.124	Articles of Incorporation of Global Crossing PEC Switzerland AG.

4.1	Form of stock certificate for common stock of GCL (formerly GC Acquisition Ltd.) (incorporated by reference to Exhibit 4.1 of the 2002 10-K).

4.2

Certificate of Designations of 2.0% Cumulative Senior Preferred Shares of GCL (formerly GC Acquisition Ltd.), dated as of December 9, 2003 (incorporated by reference to Exhibit 4.2 of GCL’s 2003 Annual Report on Form 10-K, filed on March 26, 2004 (the “2003 10-K”)).

4.3

Written Consent of STT Crossing Ltd., the Sole Holder of the 2.0% Cumulative Senior Convertible Preferred Shares of GCL, dated as of May 23, 2006 (incorporated by reference to Exhibit 99.3 of GCL’s current report on Form 8-K, filed May 30, 2006 (the “May 30, 2006 8-K”)).

4.4

Restructuring Agreement dated as of October 8, 2004, among GCL, GCHL, Global Crossing North American Holdings, Inc., Global Crossing (UK) Telecommunications Limited (“GCUK”), STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 4.6 of GCL’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed on November 15, 2004 (the “September 30, 2004 10-Q”)).

4.5

Amendment No. 1 to Restructuring Agreement, dated as of December 10, 2004, among GCL, GCHL, Global Crossing North American Holdings, Inc., GCUK, STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, and STT Communications Ltd. (incorporated by reference to Exhibit 10 of GCL’s current report on Form 8-K filed on December 13, 2004).

4.6

Amendment No. 2 to Restructuring Agreement, dated as of May 30, 2006, among GCL, GCHL, Global Crossing North American Holdings, Inc., GCUK, STT Crossing Ltd., and STT Communications Ltd. (incorporated by reference to Exhibit 99.4 of GCL’s Current Report on Form 8-K, filed on June 1, 2006 (the “June 1, 2006 8-K”).

Exhibit Number	Description

4.7

Indenture, dated as of December 23, 2004, by and among Global Crossing (UK) Finance Plc (“GCUK Finance”), GCUK, the other subsidiaries of GCUK guaranteeing the notes, STT Communications Ltd., as optionholder, AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent, and The Bank of New York, as trustee, relating to the approximately $404 million aggregate original principal amount of senior secured notes due 2014 (incorporated by reference to Exhibit 4.2 of GCL’s current report on Form 8-K, filed on December 30, 2004 (the “December 30, 2004 8-K”)).

4.8

Debenture, dated as of December 23, 2004, between GCUK and GCUK Finance, as chargors, in favor of The Bank of New York, as collateral agent (incorporated by reference to Exhibit 4.3 of the December 30, 2004 8-K).

4.9

Security Arrangement Agreement, dated as of December 23, 2004, by and among STT Communications Ltd., STT Crossing Ltd., STT Hungary Liquidity Management Limited Liability Company, The Bank of New York, as trustee and collateral agent, GCUK, certain of its subsidiaries as obligors and the Hedging Counterparties named therein (incorporated by reference to Exhibit 4.4 of the December 30, 2004 8-K).

4.10

Supplemental Indenture, dated as of December 28, 2006, among Fibernet Group Limited, Fibernet UK Limited and Fibernet Limited, GCUK Finance, GCUK and The Bank of New York, as trustee, relating to the approximately 52 million pounds sterling aggregate original principal amount of senior secured notes due 2014 (incorporated by reference to Exhibit 4.1 to GCL’s current report on Form 8-K, filed on December 29, 2006 (the “December 29, 2006 8-K”)).

4.11

Indenture, dated as of May 18, 2006 between GCL and Wells Fargo Bank, N.A. as trustee relating to debt securities to be issued from time to time under GCL’s shelf registration statement filed on April 21, 2006 (incorporated by reference to Exhibit 4.1 of GCL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 10-Q, filed on August 9, 2006).

4.12

First Supplemental Indenture, dated as of May 30, 2006, to the Indenture dated as of May 18, 2006 between GCL and Wells Fargo as trustee relating to the $143.75 million aggregate original principal amount of GCL’s 5.0% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit 99.1 of the June 1, 2006 8-K).

4.13

Pledge Agreement, dated as of May 30, 2006, between GCL and Wells Fargo as trustee and securities intermediary relating to the $143.75 million aggregate original principal amount of GCL’s 5.0% Convertible Senior Notes due 2011 (incorporated by reference to Exhibit 99.2 of the June 1, 2006 8-K).

4.14

Indenture, dated as of February 14, 2007 between GC Impsat Holdings I Plc (“GC Impsat”) and Wells Fargo Bank, N.A. as trustee and Wells Fargo Bank, National Association, as escrow agent relating to $225,000,000 in aggregate principal amount of GC Impsat’s 9.875% senior notes due 2017 (incorporated by reference to Exhibit 4.1 GCL’s current report on Form 8-K, filed on February 20, 2007 (the “February 20, 2007 8-K”)).

4.15

Escrow and Security Agreement dated as of February 14, 2007 between the GC Impsat as Depositor, Wells Fargo Bank, N.A as Escrow Agent and Wells Fargo Bank, N.A. as trustee relating to debt securities to be issued from time to time under GCL’s shelf registration statement filed on April 21, 2006 (incorporated by reference to Exhibit 4.2 to the February 20, 2007 8-K).

4.16

First Supplemental Indenture, dated as of September 10, 2009, to the Indenture between GC Impsat and Wells Fargo Bank, N.A. as trustee and Wells Fargo Bank, National Association, as escrow agent relating to $225,000,000 in aggregate principal amount of GC Impsat’s 9.875% senior notes due 2017 (incorporated by reference to Exhibit 4.1 GCL’s current report on Form 8-K, filed on September 11, 2009).

Exhibit Number	Description

4.17

Registration Rights Agreement, dated as of December 9, 2003, between GCL and Singapore Technologies Telemedia Pte Ltd, relating to common and preferred shares (incorporated by reference to Exhibit 10.10 of the 2003 10-K).

4.18

Amendment No. 1 to Registration Rights Agreement, dated as of December 23, 2004, by and among GCL, STT Crossing Ltd and STT Hungary Liquidity Management Limited Liability Company (incorporated by reference to Exhibit 10.1 of the December 30, 2004 8-K).

4.19	Amendment No. 2 to Registration Rights Agreement, dated as of May 23, 2006, between GCL and STT Crossing Ltd (incorporated by reference to Exhibit 99.1 of the May 30, 2006 8-K).

4.20

Amendment No. 3 to Registration Rights Agreement, dated as of August 27, 2007, between GCL and STT Crossing Ltd. (incorporated by reference to Exhibit 4.20 of GCL’s 2009 Annual Report on Form 10-K, filed on February 23, 2010 (the “2009 10-K”))

4.21

Registration Rights Agreement, dated as of December 23, 2004, by and among GCL, STT Crossing Ltd and STT Hungary Liquidity Management Limited Liability Company, relating to Convertible Notes (incorporated by reference to Exhibit 10.2 of the December 30, 2004 8-K).

4.22

Indenture, dated as of September 22, 2009, by and among GCL, each of the guarantors identified therein, and Wilmington Trust FSB, as trustee (incorporated by reference to Exhibit 4.1 of GCL’s current report on Form 8-K, filed on September 25, 2009 (the “September 25, 2009 8-K”)).

^4.23

First Supplemental Indenture, dated as of March 11, 2010, by and among Budget Call Long Distance, Inc., Global Crossing Telecommunications, Inc., Global Crossing North American Networks, Inc., Global Crossing Local Services, Inc., Global Crossing Telemanagement, Inc., GCL and Wilmington Trust FSB, as trustee.

4.24	Form of 12% Senior Secured Note due 2015 (included in Exhibit 4.22).

4.25

Collateral Agency Agreement, dated as of September 22, 2009, by and among GCL and Wilmington Trust FSB, both as collateral agent and indenture trustee (incorporated by reference to Exhibit 4.2 of the September 25, 2009 8-K).

4.26

Exchange and Registration Rights Agreement, dated September 22, 2009, by and among the registrant, the guarantors identified therein and the initial purchasers (incorporated by reference to Exhibit 4.3 of the September 25, 2009 8-K).

Except as hereinabove provided, there is no instrument with respect to long-term debt of GCL and its consolidated subsidiaries under which the total authorized amount exceeds 10 percent of the total consolidated assets of GCL. GCL agrees to furnish to the SEC upon its request a copy of any instrument relating to long-term debt.

*5.1	Opinion of Latham & Watkins LLP.

*5.2	Opinion of Appleby.

*5.3	Opinion of Blake Cassels & Graydon LLP.

*5.4	Opinion of Wilkinson & Grist.

*5.5	Opinion of Latham & Watkins (London) LLP.

*5.6	Opinion of Whyte Hirschboeck Dudek S.C.

*5.7	Opinion of LeClairRyan, P.C.

*5.8	Opinion of Freehills.

*5.9	Opinion of Nagashima Ohno & Tsunematsu.

*5.10	Opinion of Rodyk & Davidson LLP.

Exhibit Number	Description
*5.11	Opinion of TozziniFreire Advogados.
*5.12	Opinion of Cariola Diez Perez-Cotapos & Cia. Ltda.
*5.13	Opinion of Alvarez, Santamarina y Acedo, S.C.
*5.14	Opinion of Sucre Arias y Reyes.
*5.15	Opinion of Berninzon, Benavides, Vargas & Fernández, Abogados.
*5.16	Opinion of Moore, Dodson & Russell, P.C.
*5.17	Opinion of Soley, Saborio & Associados.
*5.18	Opinion of Corral & Rosales.
*5.19	Opinion of D’Empaire Reyna Abogados.
*5.20	Opinion of K&L Gates LLP.
*5.21	Opinion of A&L Goodbody Solicitors.
*5.22	Opinion of Bonn Schmitt Steichen.
*5.23	Opinion of Araoz Y Rueda Abogados, S.L.P.
*5.24	Opinion of Houthoff Buruma.
*5.25	Opinion of Simmons & Simmons.
*5.26	Opinion of Michael & Liasides L.L.C.
*5.27	Opinion of Horten Law Firm.
*5.28	Opinion of Advokatfirma DLA Nordic KB.
*5.29	Opinion of VISCHER AG.
10.1	Employment Agreement, dated as of December 9, 2003, between John J. Legere and GCL (incorporated by reference to Exhibit 10.3 of the 2003 10-K).†
10.2

Employment Agreement, dated as of August 15, 2006, between John J. Legere and GCL (incorporated by reference to Exhibit 10.1 of GCL’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006 (the “September 30, 2006 10-Q”)).†

10.3

First Amendment to Employment Agreement, dated as of June 24, 2008, between John J. Legere and GCL (incorporated by reference to Exhibit 10.3 of GCL’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 6, 2008 (the “June 30, 2008 10-Q”)).†

10.4

Second Amendment to Employment Agreement, dated as of December 31, 2008, between John J. Legere and GCL (incorporated by reference to Exhibit 10.4 of GCL’s 2008 Annual Report on Form 10-K filed on March 4, 2009 (the “2008 10-K”)).†

10.5	Third Amendment to Employment Agreement, dated as of December 31, 2009, between John J. Legere and GCL (incorporated by reference to Exhibit 4.20 of the 2009 10-K).†
10.6	2003 Global Crossing Limited Stock Incentive Plan, as amended on December 10, 2008 (incorporated by reference to Exhibit 10.6 of the 2008 10-K).†
10.7	Form of Non-Qualified Stock Option Agreement applicable to executive officers of GCL (incorporated by reference to Exhibit 10.9 of the 2002 10-K).†
10.8	Form of Non-Qualified Stock Option Agreement applicable to John J. Legere (incorporated by reference to Exhibit 10.14 of the September 30, 2004 10-Q).†
10.9

Form of Restricted Stock Unit Agreement applicable to directors of GCL, and to executive officers of GCL for grants made prior to 2007 (incorporated by reference to Exhibit 10.8 of GCL’s 2005 Annual Report on Form 10-K, filed on March 16, 2006 (the “2005
10-K”)).†

Exhibit Number	Description
10.10

Form of Restricted Stock Unit Agreement applicable to executive officers of GCL for grants made in 2007 (incorporated by reference to Exhibit 10.1 of GCL’s Quarterly Report on Form 10-Q for the quarter ended March, 31, 2008, filed on May 8, 2008 (the “March 31, 2008 10-Q”)).†

10.11	Form of Restricted Stock Unit Agreement applicable to executive offers of GCL for grants made after January 1, 2008 (incorporated by reference to Exhibit 10.1 of the June 30, 2008 10-Q).†
10.12	Form of Restricted Stock Unit Agreement applicable to John J. Legere (incorporated by reference to Exhibit 10.15 of the September 30, 2004 10-Q).†
10.13

Form of Performance Based Restricted Stock Unit Agreement applicable to directors of GCL, and to executive officers of GCL for grants made prior to 2007 (incorporated by reference to Exhibit 10.10 of the 2005 10-K).†

10.14	Form of Performance Based Restricted Stock Unit Agreement applicable to executive officers of GCL for grants made in 2007 (incorporated by reference to Exhibit 10.2 of the March 31, 2008 10-Q).†
10.15

Form of Performance Based Restricted Stock Unit Agreement applicable to executive officers of GCL for grants made after January 1, 2008 (incorporated by reference to Exhibit 10.2 of the June 30, 2008 10-Q).†

10.16	Form of Performance Based Restricted Stock Unit Agreement applicable to John J. Legere (incorporated by reference to Exhibit 10.11 of the 2005 10-K).†
10.17	Global Crossing Limited Senior Executive Short Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.7 to the 2003 10-K).†
10.18	Summary of terms of Global Crossing Senior Leadership Performance Program approved by the Board of Directors on November 19, 2004 (incorporated by reference to Exhibit 10.11 to the 2004 10-K).†
10.19	Form of Indemnity Agreement applicable to directors and Executive Committee members of GCL (incorporated by reference to Exhibit 10.16 of the September 30, 2004 10-Q).†
10.20	Form of Indemnity Agreement applicable to directors and officers of subsidiaries of GCL (incorporated by reference to Exhibit 10.4 of the June 30, 2007 10-Q).†
10.21

Cooperation Agreement dated as of December 9, 2003, between GCL (formerly GC Acquisition Ltd.) and the individuals signatory thereto in their capacities as Estate Representative under the Plan of Reorganization and as, or on the behalf of, the Liquidating Trustee under a liquidating trust agreement (incorporated by reference to Exhibit 10.8 of the 2003 10-K).

10.22

Liquidating Trust Agreement among Global Crossing Ltd. and its debtor subsidiaries signatory thereto and the individuals signatory thereto in their capacity as the liquidating trustee (incorporated by reference to Exhibit 99.2 of GCL’s current report on Form 8-K filed on December 23, 2003).

10.23

Network Security Agreement dated as of September 24, 2003, between Global Crossing Ltd., GCL (formerly GC Acquisition Ltd.), Singapore Technologies Telemedia Pte Ltd, the Federal Bureau of Investigation, the U.S. Department of Justice, the Department of Defense and the Department of Homeland Security (incorporated by reference to Exhibit 10.13 of the 2002 10-K) (the “Network Security Agreement”).

10.24

Amendment 1 to the Network Security Agreement dated as of February 1, 2007, between GCL (formerly GC Acquisition Ltd.), Singapore Technologies Telemedia Pte Ltd, the Federal Bureau of Investigation, the U.S. Department of Justice, the Department of Defense and the Department of Homeland Security (incorporated by reference to Exhibit 10.18 of the 2007 10-K).

Exhibit Number	Description

10.25	Global Crossing Limited 2005 Annual Bonus Program (incorporated by reference to Exhibit 10.22 of the March 31, 2005 10-Q).†

10.26	Employment Agreement, dated as of June 1, 2007, between Héctor Alonso and GCL (incorporated by reference to Exhibit 10.1 of the June 30, 2007 10-Q).†

10.27	Employment Agreement, dated as of June 1, 2007, between Héctor Alonso and Impsat Argentina S.A. (incorporated by reference to Exhibit 10.2 of the June 30, 2007 10-Q).†

10.28	Letter agreement, dated September 18, 2008, between John A. Kritzmacher and GCL (incorporated by reference to Exhibit 10.2 of the September 30, 2008 10-Q).†

10.29	Global Crossing 2009 Discretionary Incentive Bonus Program (incorporated by reference to Exhibit 10.1 of the June 30, 2009 Form 10-Q, filed August 4, 2009 (the “June 30, 2009 10-Q”)).†

10.30	Amended and Restated Global Crossing Limited Key Management Protection Plan (incorporated by reference to Exhibit 10.2 of the June 30, 2009 10-Q).†

10.31

Global Crossing 2010 Discretionary Incentive Bonus Program (incorporated by reference to Exhibit 10.1 of GCL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 4, 2010).†

^12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

^21	Subsidiaries of GCL.

^23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

*23.3	Consent of Appleby (included in Exhibit 5.2).

*23.4	Consent of Blake Cassels & Graydon LLP (included in Exhibit 5.3).

*23.5	Consent of Wilkinson & Grist (included in Exhibit 5.4).

*23.6	Consent of Latham & Watkins (London) LLP (included in Exhibit 5.5).

*23.7	Consent of Whyte Hirschboeck Dudek S.C. (included in Exhibit 5.6).

*23.8	Consent of LeClairRyan, P.C. (included in Exhibit 5.7).

*23.9	Consent of Freehills (included in Exhibit 5.8).

*23.10	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.9).

*23.11	Consent of Rodyk & Davidson LLP (included in Exhibit 5.10).

*23.12	Consent of TozziniFreire Advogados (included in Exhibit 5.11).

*23.13	Consent of Cariola Diez Perez-Cotapos & Cia. Ltda. (included in Exhibit 5.12).

*23.14	Consent of Alvarez, Santamarina y Acedo,S.C. (included in Exhibit 5.13).

*23.15	Consent of Sucre Arias y Reyes (included in Exhibit 5.14).

*23.16	Consent of Berninzon, Benavides, Vargas & Fernández, Abogados (included in Exhibit 5.15).

*23.17	Consent of Moore, Dodson & Russell, P.C. (included in Exhibit 5.16).

*23.18	Consent of Soley, Saborio & Associados (included in Exhibit 5.17).

*23.19	Consent of Corral & Rosales (included in Exhibit 5.18).

*23.20	Consent of D’Empaire Reyna Abogados (included in Exhibit 5.19).

*23.21	Consent of K&L Gates LLP (included in Exhibit 5.20).

Exhibit Number	Description

*23.22	Consent of A&L Goodbody Solicitors (included in Exhibit 5.21).

*23.23	Consent of Bonn Schmitt Steichen (included in Exhibit 5.22).

*23.24	Consent of Araoz Y Rueda Abogados, S.L.P. (included in Exhibit 5.23).

*23.25	Consent of Houthoff Buruma (included in Exhibit 5.24).

*23.26	Consent of Simmons & Simmons (included in Exhibit 5.25).

*23.27	Consent of Michael &, Liasides L.L.C. (included in Exhibit 5.26).

*23.28	Consent of Horten Law Firm (included in Exhibit 5.27).

*23.29	Consent of Advokatfirma DLA Nordic KB (included in Exhibit 5.28).

*23.30	Consent of VISCHER AG (included in Exhibit 5.29).

^24	Powers of Attorney (included on signature pages hereof).

^25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act.

*99.1	Form of Letter of Transmittal.

*99.2	Form of Notice of Guaranteed Delivery.

*99.3	Form of Letter to Brokers, Dealers and Other Nominees.

*99.4	Form of Letter to Beneficial Owners Regarding Offer to Exchange.

*	Filed herewith.
†	Denotes management contract or compensatory plan, contract or arrangement.
^	Previously filed.